Exhibit 4.2

ANADARKO PETROLEUM CORPORATION

1.50% Senior Amortizing Notes due 2018

Third Supplemental Indenture

Dated as of June 10, 2015

Supplement to Indenture for Debt Securities Dated as of September 19, 2006

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

TABLE OF CONTENTS

		PAGE
ARTICLE 1 SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01.	Scope of Supplemental Indenture; General	2

ARTICLE 2 CERTAIN DEFINITIONS

Section 2.01.	Certain Definitions	2
Section 2.02.	Rules of Construction	5

ARTICLE 3
COVENANTS

Section 3.01.	Reports	6
Section 3.02.	Applicability of Covenants Contained in the Base Indenture	6

ARTICLE 4
DEFAULTS AND REMEDIES

Section 4.01.	Amendments to the Base Indenture.	6

ARTICLE 5
DISCHARGE

Section 5.01.	Amendment to Base Indenture	6

ARTICLE 6
THE NOTES

Section 6.01.	Form of Notes	7
Section 6.02.	Installment Payments	7
Section 6.03.	Maturity Date	9
Section 6.04.	Depositary	9
Section 6.05.	Certificated Notes	9

ARTICLE 7
REDEMPTION / SINKING FUNDS

Section 7.01.	Inapplicable Provisions of Base Indenture	10

i

ARTICLE 8
TAX TREATMENT

Section 8.01.	Tax Treatment	10

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.	Base Indenture	10
Section 9.02.	Amendments Without Consent of Holders	10
Section 9.03.	Amendments with Consent of Holders	11
Section 9.04.	Notice of Supplemental Indentures	12

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Governing Law	12
Section 10.02.	No Adverse Interpretation of Other Agreements	12
Section 10.03.	Successors and Assigns	12
Section 10.04.	Counterparts	12
Section 10.05.	Separability Clause	13
Section 10.06.	Effect of Headings	13
Section 10.07.	Conflict of Any Provision of Indenture with the Trust Indenture Act	13
Section 10.08.	Ratification of Indenture	13
Section 10.09.	Waiver of Jury Trial	13
Section 10.10.	Concerning The Trustee	13
Section 10.11.	FATCA	14

EXHIBIT:

A.	Form of Note

ii

THIRD SUPPLEMENTAL INDENTURE dated as of June 10, 2015 (“Supplemental Indenture”) between ANADARKO PETROLEUM CORPORATION, a Delaware corporation, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing an Indenture for Debt Securities dated as of September 19, 2006 between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s unsecured senior debt securities (the “Securities”);

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 1.50% Senior Amortizing Notes due 2018 (the “Notes,” and each $10.9507 of initial principal amount of such Securities, a “Note”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an initial aggregate principal amount of $87,605,600 (as increased by an amount equal to the Initial Principal Amount multiplied by the number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), each Note initially to be issued as a component of the Units (as defined herein) being issued on the date hereof by the Company pursuant to the Purchase Contract Agreement, dated as of June 10, 2015, among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time and the Trustee (the “Purchase Contract Agreement”);

WHEREAS, Section 901 of the Base Indenture provides that a supplemental indenture may be entered into without the consent of the holders of any Securities by the Company and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture, and the Notes valid agreements of the Company, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01. Scope of Supplemental Indenture; General. This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Base Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate principal amount of $87,605,600 (as increased by an amount equal to the Initial Principal Amount multiplied by the number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement)) and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “1.50% Senior Amortizing Notes due 2018.” The Notes may be issued in accordance with the provisions of Article III of the Base Indenture, as modified pursuant to the terms hereof.

For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply.

ARTICLE 2

CERTAIN DEFINITIONS

Section 2.01. Certain Definitions. Section 101 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall govern. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

“APC Stock” means the common stock, par value $0.10 per share, of the Company as it existed on the Issue Date.

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Certificated Note” means a Note in definitive registered form without interest coupons that is not a Global Note.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Component Note” means a Note in global form and attached to a Global Unit that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register in the name of The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with the Global Unit, as custodian of such Global Unit for the Depositary.

“Default” means any event, act or condition that is, or after notice or the lapse of time or both would be, an Event of Default.

“EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval system of the Commission.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Global Note” has the meaning ascribed to such term in Section 6.01(b) hereof. Each Global Note shall constitute a Global Security.

“Global Note Holder” has the meaning ascribed to such term in Section 6.04 hereof.

“Global Unit” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Indenture” has the meaning ascribed to it in the preamble hereof.

“Initial Principal Amount” means $10.9507 per Note.

“Installment Payment” has the meaning ascribed to it in Section 6.02(a).

“Installment Payment Date” means each March 7, June 7, September 7 and December 7, commencing on September 7, 2015 and ending on the Maturity Date.

“Installment Payment Period” means the period from, and including, the Issue Date to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date.

“Interest Rate” has the meaning ascribed to it in Section 6.02(c).

“Issue Date” means June 10, 2015.

“Maturity Date” means June 7, 2018.

“Note” and “Notes” have the respective meanings ascribed to such terms in the recitals hereof and includes, for the avoidance of doubt, both Separate Notes and Notes that constitute part of a Unit.

“Purchase Contract” means a prepaid equity purchase contract obligating the Company to deliver WGP Common Units, subject to the Company’s right to settle such purchase contract in shares of APC Stock, on the terms and subject to the conditions set forth in the Purchase Contract Agreement.

“Purchase Contract Agent” means The Bank of New York Mellon Trust Company, N.A., until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Agreement” has the meaning ascribed to it in the recitals hereof.

“Regular Record Date” means, with respect to any March 7, June 7, September 7 or December 7 Installment Payment Date, the immediately preceding February 23, May 23, August 23 or November 23, respectively.

“Securities” has the meaning ascribed to it in the recitals hereof.

“Separate Note” means a Note that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Separate Purchase Contract” means a Purchase Contract that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Underwriters” has the meaning ascribed to it in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 4, 2015, between the Company and the Underwriters named therein, relating to the Units.

“Unit” means the collective rights of a Holder of a 7.50% Tangible Equity Unit, with a stated amount of $50, issued by the Company pursuant to the Purchase Contract Agreement, each consisting of a single Purchase Contract and a single Note prior to separation or subsequent to recreation thereof pursuant to the Purchase Contract Agreement.

“WGP Common Units” mean the common units representing limited partner interests in Western Gas Equity Partners, LP, as they existed on the Issue Date.

Section 2.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

ARTICLE 3

COVENANTS

Section 3.01. Reports. For purposes of Section 704 of the Base Indenture, with respect to the Notes, documents filed by the Company with the Commission via EDGAR shall be deemed to be filed with the Trustee, and transmitted to the Holders of the Notes, as of the time such documents are filed via EDGAR, provided that the Trustee shall have no obligation whatsoever to determine if such filing has occurred.

Section 3.02. Applicability of Covenants Contained in the Base Indenture. Each of the agreements and covenants of the Company contained in the Base Indenture (including, without limitation, Articles VIII and X thereof), except as specified herein, shall apply to the Notes.

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01. Amendments to the Base Indenture.

(a) For purposes of Section 502 of the Base Indenture, the amount due and payable upon acceleration of the Maturity of the Notes shall be the principal amount of the Notes, plus accrued but unpaid interest thereon.

(b) Solely for purposes of the Notes, clause (1)(A) of Section 502 of the Base Indenture shall be amended and restated in its entirety to read “all interest on any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the Interest Rate.”

(c) Solely for purposes of the Notes, clause (2) of Section 502 of the Base Indenture shall be amended and restated in its entirety to read “all Events of Default with respect to the Notes, other than the non-payment of the principal of, and interest on, the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.”

ARTICLE 5

DISCHARGE

Section 5.01. Amendment to Base Indenture. Solely for purposes of the Notes, clause (1)(B)(ii) of Section 401 of the Base Indenture shall be amended and restated in its entirety to read “have a final Installment Payment Date within one year, or”.

ARTICLE 6

THE NOTES

Section 6.01. Form of Notes. (a) The Notes will initially be issued as Component Notes in the form of Attachment 4 to the form of Global Unit attached as Exhibit A to the Purchase Contract Agreement, and will be attached to the related Global Unit and registered in the name of The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact of the holder(s) of such Global Unit.

(b) Holders of Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in Section 2.03 of the Purchase Contract Agreement. Upon separation of any Unit into its constituent parts, (i) if such Unit is a Global Unit, the Separate Notes will initially be evidenced by Global Securities in the form of Exhibit A hereto (the “Global Note”) deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee, or (ii) if such Unit is in definitive, registered form, the Separate Notes will be evidenced by a Certificated Note, in each case, as provided in Section 2.03 of the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in Section 2.04 of the Purchase Contract Agreement. If Certificated Notes are to be issued, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes.

(c) The terms of such Notes are herein incorporated by reference and are part of this Supplemental Indenture.

(d) The Notes shall be issuable in denominations initially equal to the Initial Principal Amount and integral multiples in excess thereof.

(e) Notwithstanding the provisions of Section 303 of the Base Indenture, the corporate seal of the Company need not be reproduced on any Note.

Section 6.02. Installment Payments. (a) The Company shall pay installments on the Notes (each such payment, an “Installment Payment”) in cash at the place, at the respective times and in the manner provided herein and in the Notes.

(b) On the first Installment Payment Date occurring on September 7, 2015, the Company shall pay, in cash, an Installment Payment with respect to each Note in an amount equal to $0.9063 per Note, and on each Installment Payment Date thereafter, the Company shall pay, in cash, equal quarterly Installment Payments with respect to each Note in an amount equal to $0.9375 per Note; provided that, in respect of any Certificated Notes, the final Installment Payment shall be made only against surrender of such Note to the Paying Agent. None of the Company, the Purchase Contract Agent and any Paying Agent shall have any obligation to provide or deliver notice of such final Installment Payment. Installment Payments shall be paid to the Person in whose name a Note is registered as of the close of business on the applicable Regular Record Date.

(c) Each Installment Payment shall constitute a payment of interest (at an annual rate of 1.50% (the “Interest Rate”)) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
September 7, 2015	$0.8666	$0.0397
December 7, 2015	$0.8997	$0.0378
March 7, 2016	$0.9031	$0.0344
June 7, 2016	$0.9064	$0.0311
September 7, 2016	$0.9098	$0.0277
December 7, 2016	$0.9133	$0.0242
March 7, 2017	$0.9167	$0.0208
June 7, 2017	$0.9201	$0.0174
September 7, 2017	$0.9236	$0.0139
December 7, 2017	$0.9270	$0.0105
March 7, 2018	$0.9305	$0.0070
June 7, 2018	$0.9340	$0.0035

For purposes of the Base Indenture reference to “interest” on the Notes, “payment(s) of interest” on the Notes, and related and/or derivative terms or phrases shall be deemed, solely for purposes of the Notes and any Installment Payment thereon, to be references to the portion of the relevant Installment Payment that constitutes interest determined pursuant to the table above. For purposes of the Base Indenture reference to “principal” of the Notes, “payment(s) of principal” of the Notes, and related and/or derivative terms or phrases shall be deemed, solely for purposes of the Notes and any Installment Payment thereon, to be references to the portion of the relevant Installment Payment that constitutes principal determined pursuant to the table above. Defaulted Interest, and other overdue amounts, on the Notes shall accrue additional interest at the Interest Rate.

(d) Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay.

Section 6.03. Maturity Date. The date on which the final Installment Payment on the Notes shall be due, unless the Notes are accelerated pursuant to the terms hereof, shall be the Maturity Date.

Section 6.04. Depositary. The Depositary for the Global Note shall initially be DTC. The Global Note (which shall initially have a balance of zero Notes) shall be deposited on or about the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).

Section 6.05. Certificated Notes. This Section 6.05 supersedes clause (2) of Section 305 of the Base Indenture and any reference in the Base Indenture to such clause or any provision thereof shall be deemed, for the purposes of the Notes, to refer to this Section 6.05 or the corresponding provision herein, as the case may be. If:

(i) the Depositary is unwilling or unable to continue as depositary for such Global Note and the Company is unable to find a qualified replacement for such Depositary within 90 days;

(ii) at any time the Depositary ceases to be a clearing agency registered under the Exchange Act; or

(iii) an Event of Default, or any failure on the part of the Company to observe or perform any covenant or agreement in the Indenture, the Purchase Contracts or the Purchase Contract Agreement has occurred and is continuing and the beneficial owner of any Notes represented by a Global Note requests through DTC that its Notes be issued in physical, certificated form, then, in each case, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Notes (or in an aggregate principal amount equal to the principal amount of the Notes in respect of which a beneficial owner has requested the issuance of Notes in physical, certificated form pursuant to clause (iii) above) in exchange for such Global Note or Notes (or relevant portion thereof).

ARTICLE 7

REDEMPTION / SINKING FUNDS

Section 7.01. Inapplicable Provisions of Base Indenture. The Notes shall not be redeemable and no sinking fund shall be provided for the Notes. Articles XI and XII of the Base Indenture shall not apply to the Notes.

ARTICLE 8

TAX TREATMENT

Section 8.01. Tax Treatment. The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Base Indenture. Section 9.02 and Section 9.03 of this Supplemental Indenture supersede in their entirety Sections 901 and Section 902 of the Base Indenture, respectively, and any reference in the Base Indenture to Section 901 or 902 thereof or any provision therein shall be deemed, for the purposes of the Notes, to refer to Section 9.02 and Section 9.03 of this Supplemental Indenture, as the case may be, or the corresponding provision thereof.

Section 9.02. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes; provided that such amendments or supplements shall not adversely affect the interests of the Holders;

(b) provide for the assumption by a successor Person of the Company’s obligations as set forth in Section 801 of the Base Indenture;

(c) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d) evidence and provide for the acceptance of appointment with respect to the Notes by a successor Trustee in accordance with the Indenture, and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(e) provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

(f) secure the Notes;

(g) add guarantees with respect to the Notes;

(h) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i) make any change that does not adversely affect the rights of any Holder; and

(j) conform the provisions of the Indenture and/or the Notes to the “Description of the amortizing notes” section in the base prospectus and related preliminary prospectus supplement with respect to the Units, the Purchase Contracts and the Notes dated June 3, 2015, as supplemented and/or amended by the pricing term sheet dated June 4, 2015, relating to the offering and sale of the Units, the Purchase Contracts and the Notes.

Section 9.03. Amendments with Consent of Holders. Without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Outstanding Notes, and the Holders of a majority in principal amount of the Outstanding Notes may consent to a waiver of future compliance by the Company with any provision of the Indenture or the Notes. Any such consents may be obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:

(a) change any Installment Payment Date or the amount owed on any Installment Payment Date,

(b) reduce the principal amount of the Notes or the Interest Rate;

(c) reduce the percentage in principal amount of Outstanding Notes the consent of whose Holders is required to amend the Indenture with respect to the Notes or for any waiver of compliance with provisions of the Indenture or Events of Default and their consequences provided for herein, or make any change to this sentence;

(d) change the ranking of the Notes; or

(e) make the Notes payable in a currency other than that stated in the Notes.

It shall not be necessary for any consent of Holders under this Section 9.03 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.04. Notice of Supplemental Indentures. After any amendment or waiver under Section 9.03 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing such amendment or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to give such notice or mail such supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE NOTE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 10.02. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or other agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or other agreement may not be used to interpret this Supplemental Indenture.

Section 10.03. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.04. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.05. Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.06. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.07. Conflict of Any Provision of Indenture with the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 10.08. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 10.09. Waiver of Jury Trial. The Company and the Trustee hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Indenture, the Notes or the transactions contemplated hereby or thereby, to the extent permitted by law.

Section 10.10. Concerning The Trustee. Each Holder of a Component Note, by its acceptance thereof, consents and agrees to the terms of the Purchase Contract Agreement as the same may be in effect or as may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into and perform its obligations and exercise its rights in accordance therewith, to bind the Holders on the terms set forth therein and, unless violative of the provisions hereof and thereof, to execute any and all documents, amendments, waivers, consents, releases or other instruments required (or authorized) to be executed by it pursuant to the terms thereof. The Trustee makes no representations and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for the same. All of the provisions contained in the Indenture in respect of the rights, powers, privileges, and immunities of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 10.11. FATCA. In order for the Trustee to comply with FATCA, the Company agrees (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about transactions (including any modification to the terms of such transactions) relating to the Notes that is reasonably requested by the Trustee so that the Trustee can determine whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with FATCA. The terms of this Section 10.11 shall survive the satisfaction and discharge of the Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ANADARKO PETROLEUM CORPORATION, as the Company

By:	/s/ Albert L. Richey
Name:	Albert L. Richey
Title:	Senior Vice President, Finance And Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[THE PRINCIPAL BALANCE OF NOTES IS SUBJECT TO REDUCTION DUE TO PAYMENTS REPRESENTING THE PRINCIPAL PORTION OF EACH INSTALLMENT PAYMENT.]**

*	Include only if a Global Note.
**	Include only if a Certificated Note.

ANADARKO PETROLEUM CORPORATION

1.50% SENIOR AMORTIZING NOTES DUE 2018

CUSIP No.             032511 503

ISIN No.:         US0325115030

No.	[Initial]* Number of Notes:

ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., as nominee of The Depository Trust Company]* [                    ]**, or registered assigns (the “Holder”), the initial principal amount of $10.9507 for each of the number of Notes set forth above[, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture, but which number of Notes, taken together with the number of all other Outstanding Notes, shall not exceed 8,000,000 Notes at any time (as increased by a number of Notes equal to the number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement)]*, in equal quarterly installments (except for the first such payment) (each such payment, an “Installment Payment,” constituting a payment of interest at the rate per year of 1.50% and a partial repayment of principal) payable on each March 7, June 7, September 7 and December 7, commencing on September 7, 2015 (each such date, an “Installment Payment Date” and the period from, and including, June 10, 2015 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), all as set forth on the reverse hereof, with the final Installment Payment due and payable on June 7, 2018.

The Installment Payment on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Installment Payment for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the number of days elapsed per 30-day month. In the event that any Installment Payment Date is not a Business Day, then payment of the Installment Payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Installment Payments shall be paid to the Person in whose name the Note is registered at the close of business on February 23, May 23, August 23 and November 23, as applicable (each, a “Regular Record Date”). Installment Payments on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of

America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Note in the case of the Installment Payment due on the Maturity Date; provided, however, that if this Note is not a Global Note, (i) Installment Payments, other than the final Installment Payment, will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and the final Installment Payment will be made by check against surrender of this Note; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Note, if this Note has an initial principal amount of at least $1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any Installment Payment other than the final Installment Payment, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such Installment Payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Note, remaining in effect as to such Holder and this Note unless and until new instructions are given in the manner described above; provided further, that notwithstanding anything in the foregoing to the contrary, if this Note is a Global Note, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Note.
**	Include only if not a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., as Trustee,

certifies that this is one of the Notes of the

series designated herein referred to in the

within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

ANADARKO PETROLEUM CORPORATION

1.50% Senior Amortizing Notes due 2018

This Note is one of a duly authorized series of Securities of the Company designated as its 1.50% Senior Amortizing Notes due 2018 (herein sometimes referred to as the “Notes”), issued under the Indenture for Debt Securities, dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of June 10, 2015 (the “Third Supplemental Indenture”), between the Company and the Trustee (the Base Indenture and, as supplemented by the Third Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in the Third Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at an annual rate of 1.50%) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
September 7, 2015	$0.8666	$0.0397
December 7, 2015	$0.8997	$0.0378
March 7, 2016	$0.9031	$0.0344
June 7, 2016	$0.9064	$0.0311
September 7, 2016	$0.9098	$0.0277
December 7, 2016	$0.9133	$0.0242
March 7, 2017	$0.9167	$0.0208
June 7, 2017	$0.9201	$0.0174
September 7, 2017	$0.9236	$0.0139
December 7, 2017	$0.9270	$0.0105
March 7, 2018	$0.9305	$0.0070
June 7, 2018	$0.9340	$0.0035

The Notes shall not be subject to redemption at the option of the Company.

This Note is not entitled to the benefit of any sinking fund. The Base Indenture contains provisions in Articles IV and XIII thereof for the satisfaction and discharge of the Indenture and for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in principal amount of the Notes then Outstanding may declare the principal amount of the Notes, plus accrued but unpaid interest thereon, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 7.50% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of June 10, 2015, among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units and Notes.

The Notes are initially issued in registered, global form without coupons in denominations initially equal to $10.9507 and integral multiples in excess thereof.

This Note and the Indenture, and the rights and obligations of the parties hereto and thereto, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES IN NUMBER OF NOTES

EVIDENCED BY THIS GLOBAL NOTE]*

The initial number of Notes evidenced by this Global Note is                     . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

*	Include only if a Global Note.

A-1